Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the Second Quarter Ended September 30, 2013

Net Income of $10.0 Million on Record Net Sales of $102.9 Million

Hampton, VA, November 6, 2013 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and six months ended September 30, 2013.

The Company reported an increase in consolidated net sales of $15.1 million, or 17.2%, to a record $102.9 million for the three months ended September 30, 2013, as compared to the corresponding period of last year. Excluding sales attributed to the RTD, Spectrum and Sensotherm acquisitions of approximately $10.8 million for the three months ended September 30, 2013, organic sales increased $4.3 million or approximately 5.0%. For the three months ended September 30, 2013, the Company reported net income of $10.0 million, or $0.60 per diluted share, as compared to net income of $10.4 million, or $0.64 per diluted share, for the same period last year.

The Company reported consolidated net sales of $203.4 million for the six months ended September 30, 2013, an increase of $27.0 million or 15.3%, as compared to the corresponding period of last year. Excluding sales attributed to the RTD, Spectrum and Sensotherm acquisitions of approximately $20.4 million for the six months ended September 30, 2013, organic sales increased $6.6 million or approximately 3.7%. For the six months ended September 30, 2013, the Company reported net income of $19.2 million, or $1.16 per diluted share, as compared to net income of $19.0 million, or $1.18 per diluted share for the same period last year.

During the three and six months ended September 30, 2013 and 2012, a number of items impacted earnings after income taxes, all of which are more detailed in our Form 10-Q filed with the Securities and Exchange Commission, including gains relating to the fair value adjustment to acquisition earn-outs, impairment of an asset held for sale, restructuring costs, professional fees related to acquisitions and non-cash discrete income tax adjustments. The net impact to earnings after income taxes for the three months ended September 30, 2013 and 2012 for these adjustments totaled $0.4 million and $1.7 million, respectively, or approximately $0.02 and $0.10 per diluted share, respectively. The net impact to earnings after income taxes for the six months ended September 30, 2013 and 2012 for these adjustments totaled $0.2 million and $1.7 million, respectively, or approximately $0.01 and $0.11 per diluted share, respectively.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Frank Guidone, Company CEO commented, “We are pleased with our continued strength in bookings and our second quarter financial results. We booked $107.9 million in the quarter, resulting in a three-month book-to-bill of 1.05. Additionally, we had solid earnings performance during the quarter and delivered strong Adjusted EBITDA of $21.0 million, or 20.4% of sales. We expect third quarter sales to be flat to modest growth (~1%) as compared to the second quarter, and we have updated our fiscal 2014 sales guidance from $400 - $405 million to $408 - $412 million.”

Adjusted EBITDA is a non-GAAP financial measure.  Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

On November 6, 2013, the Company filed its Form 10-Q for the three and six months ended September 30, 2013. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, November 7, 2013 at 11:00 AM Eastern to answer questions regarding the second quarter results reported in our Form 10-Q for three and six months ended September 30, 2013.  US dialers: (877) 407-9210; international dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.companyspotlight.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (international dialers), and conference ID# 13572619, and on www.companyspotlight.com.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
(Amounts in thousands, except per share amounts )	2013	2012	2013	2012
Net sales	$102,872	$87,758	$203,385	$176,371
Cost of goods sold	59,080	50,827	117,699	102,646
Gross profit	43,792	36,931	85,686	73,725
Selling, general, and administrative expenses	30,849	25,627	60,130	50,716
Operating income	12,943	11,304	25,556	23,009
Interest expense, net	808	662	1,722	1,384
Foreign currency exchange loss	444	202	598	241
Equity income in unconsolidated joint venture	(165)	(163)	(286)	(392)
Impairment of asset held for sale	-	489	-	489
Acquisition earn-out adjustment	(1,053)	(3,722)	(1,053)	(3,722)
Other expense income	(20)	(73)	(22)	(39)
Income before income taxes	12,929	13,909	24,597	25,048
Income tax expense	2,909	3,503	5,415	6,069
Net income	$10,020	$10,406	$19,182	$18,979

Earnings per common share - Basic:
Net income - Basic	$0.64	$0.68	$1.22	$1.24
Net income - Diluted	$0.60	$0.64	$1.16	$1.18

Weighted average shares outstanding - Basic	15,754	15,376	15,693	15,347
Weighted average shares outstanding - Diluted	16,649	16,138	16,568	16,146

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30,	March 31,
(Amounts in thousands)	2013	2013

ASSETS

Current assets:
Cash and cash equivalents	$39,545	$36,028
Accounts receivable trade, net of allowance for doubtful accounts of $1,162 and $1,040, respectively	63,033	56,134
Inventories, net	67,148	55,984
Deferred income taxes, net	1,933	1,919
Prepaid expenses and other current assets	6,106	4,593
Other receivables	1,953	1,532
Asset held for sale	-	940
Promissory note receivable	23	-
Income taxes receivable	2,566	-
Total current assets	182,307	157,130

Property, plant and equipment, net	71,446	64,329
Goodwill	177,368	153,924
Acquired intangible assets, net	82,588	56,017
Deferred income taxes, net	3,419	3,781
Investment in unconsolidated joint venture	2,225	2,657
Promissory note receivable	727	-
Other assets	8,532	7,704
Total assets	$528,612	$445,542

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30,	March 31,
(Amounts in thousands, except share amounts)	2013	2013

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$203	$224
Current portion of capital lease obligations	196	21
Current portion of earn-out contingencies	108	1,122
Current portion of deferred acquisition payment	-	1,500
Accounts payable	31,271	26,601
Accrued expenses	7,512	6,579
Accrued compensation	14,241	10,315
Income taxes payable	-	313
Deferred income taxes, net	607	263
Restructuring liabilities	750	396
Other current liabilities	3,041	3,255
Total current liabilities	57,929	50,589

Revolver	114,000	78,000
Long-term debt, net of current portion	20,000	20,064
Capital lease obligations, net of current portion	406	7
Deferred income taxes, net	16,299	11,267
Other liabilities	5,571	5,291
Total liabilities	214,205	165,218

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,826,437 shares and 15,553,677 shares issued and outstanding	-	-
Additional paid-in capital	117,861	108,287
Retained earnings	182,388	163,206
Accumulated other comprehensive income	14,158	8,831
Total equity	314,407	280,324
Total liabilities and shareholders' equity	$528,612	$445,542

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended September 30,
(Amounts in thousands)	2013	2012
Cash flows from operating activities:
Net income	$19,182	$18,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,972	8,688
Non-cash equity based compensation	3,069	2,244
Acquisition earn-out adjustment	(1,053)	(3,722)
Impairment of asset held for sale	-	489
Deferred income taxes	(305)	(1,222)
Equity income in unconsolidated joint venture	(286)	(392)
Unconsolidated joint venture distributions	619	825
Net change in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, trade	(1,827)	(2,783)
Inventories	(3,760)	(1,486)
Prepaid expenses, other current assets and other receivables	(1,336)	1,813
Other assets	(740)	(773)
Accounts payable	1,963	(2,401)
Accrued expenses, accrued compensation, restructuring, other current and other liabilities	3,483	2,246
Income taxes receivable and payable	(2,514)	(238)
Net cash provided by operating activities	26,467	22,267
Cash flows from investing activities:
Purchases of property and equipment	(7,704)	(8,520)
Proceeds from sale of assets, net	182	-
Acquisition of business, net of cash acquired	(57,448)	(10,233)
Net cash used in investing activities	(64,970)	(18,753)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	50,000	10,797
Repayments of revolver and capital leases	(14,031)	(15,839)
Repayments of long-term debt	(100)	(55)
Payment of deferred acquisition payment	(1,500)	-
Purchase of treasury stock	-	(7,000)
Proceeds from exercise of options and employee stock purchase plan	5,199	3,505
Excess tax benefit from exercise of stock options	1,306	1,027
Net cash provided by financing activities	40,874	(7,565)

Net change in cash and cash equivalents	2,371	(4,051)
Effect of exchange rate changes on cash	1,146	(169)
Cash, beginning of year	36,028	32,725
Cash, end of period	$39,545	$28,505

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
(In thousands, except percentages)
Net income	$10,020	$10,406	$19,182	$18,979

Add Back:
Interest	808	662	1,722	1,384
Provision for income taxes	2,909	3,503	5,415	6,069
Depreciation and amortization	5,140	4,300	9,972	8,688
Foreign currency exchange loss	444	202	598	241
Non-cash equity based compensation	1,977	1,388	3,069	2,244
Gain on fair value adjustments for earn-outs	(1,053)	(3,722)	(1,053)	(3,722)
Impairment of asset held for sale	-	489	-	489
Restructuring costs	211	242	421	242
ITAR legal fees and acquisition related costs	550	185	785	196
Adjusted EBITDA	$21,006	$17,655	$40,111	$34,810
As % of Net Sales	20.4%	20.1%	19.7%	19.7%

Free Cash Flow
Capital expenditures for new French and Chinese facilities	$(804)	$(243)	$(1,536)	$(994)
Purchases of property and equipment, excluding new facilities	(2,842)	(4,377)	(6,168)	(7,526)
Purchases of property and equipment	(3,646)	(4,620)	(7,704)	(8,520)
Net cash provided by operating activities	12,957	15,859	26,467	22,267
Free Cash Flow	$9,311	$11,239	$18,763	$13,747

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

	Three Months Ended	Six Months Ended
(Amount in thousands, except per share amounts)	September 30, 2013	September 30, 2013

Net income	$10,020	$19,182

Adjustments:
Acquisition earn-out fair value gain, after income taxes	(806)	(806)
Restructuring, after income taxes	161	322
Professional fees related to acquisition, after income taxes	421	601
Income tax credit for U.K. tax rate change	(149)	(149)
Income tax credit for release of reserve for Swiss income tax claw-back	-	(156)
Total adjustments	(373)	(188)
Adjusted Net Income	$9,647	$18,994

Net income per diluted share	$0.60	$1.16
Adjusted Net Income per diluted share	$0.58	$1.15

Weighted average shares outstanding - Diluted	16,649	16,568

	Three Months Ended	Six Months Ended
(Amount in thousands, except per share amounts)	September 30, 2012	September 30, 2012

Net income	$10,406	$18,979

Adjustments:
Impairment of asset held for sale, after income taxes	377	377
Acquisition earn-out fair value gain, after income taxes	(3,289)	(3,289)
Restructuring, after income taxes	186	186
Professional fees related to acquisition, after income taxes	142	151
Swiss non-cash income tax expense	853	853
Total adjustments	(1,731)	(1,722)
Adjusted Net Income	$8,675	$17,257

Net income per diluted share	$0.64	$1.18
Adjusted Net Income per diluted share	$0.54	$1.07

Weighted average shares outstanding - Diluted	16,138	16,146

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

The financial information accompanying this press release includes adjustments for certain items to the Company’s net income (“Adjusted Net Income”) and earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation (“Adjusted EBITDA”), as well as and “Free Cash Flow.” Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted Net Income, Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted Net Income is derived by adjusting net income for the after income tax impact of acquisition earn-out fair value gains, impairment of asset held for sale, restructuring costs, professional fees related to acquisitions, and discrete income tax adjustments. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction losses, non-cash equity based compensation, certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters, professional fees related to acquisitions, impairment of asset held for sale and certain restructuring costs related to site consolidation, and deducting fair value acquisition earn-out gains and, if applicable, foreign currency gains to the Company’s Net Income from continuing operations. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted Net Income and Adjusted EBITDA are important to investors because it provides financial measures that are more representative of the quality of the Company’s earnings, excluding non-cash expenses, fair value of earn-out gains and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. With regard to forward looking measures of Adjusted EBITDA and Adjusted EBITDA Margin, a reconciliation to the applicable GAAP financial measures is not provided because it is not available without unreasonable efforts. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com